Exhibit 10.25

DPAC TECHNOLOGIES CORP.

CONVERTIBLE TERM NOTE

                  ,

$500,000.00	August 5, 2005

For value received, DPAC TECHNOLOGIES CORP., a California corporation with an address at 7321 Lincoln Way, Garden Grove, California 92841 (the “Company”), hereby promises to pay to DEVELOPMENT CAPITAL VENTURES, LP, a Small Business Investment Company, licensed by the U.S. Small Business Administration pursuant to the Small Business Investment Act of 1958, as amended (hereinafter referred to as the “Holder”) the principal sum of Five Hundred Thousand Dollars ($500,000.00), with interest from the date hereof on the unpaid balance at a per annum rate of Twelve Percent (12.00%).  The outstanding principal amount of this Note, together with any interest accrued but unpaid thereon (the “Outstanding Amount”), shall be due and payable on February 3, 2006, unless otherwise converted as set forth in Section 3 (the “Maturity Date”).  This Convertible Promissory Note, as the same may be amended or supplemented from time to time is hereinafter referred to as the “Note”.

1.                                       Payments.  Principal and interest shall be payable in lawful money of the United States of America, by wire transfer to a bank account designated by the Holder or by bank check delivered to the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company.  Interest will be calculated based on the actual number of days that principal is outstanding over a year of 360 days.  Interest shall be due and payable monthly, in arrears, commencing on                               ,             , and continuing on the          day of each month thereafter until the Maturity Date, on which date all outstanding principal and accrued interest shall be due and payable in full.

2.                                       Default Rate.  Upon maturity, whether by acceleration, demand or otherwise, and at the Holder’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, the Outstanding Amount of this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be six percentage points (6.00%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”).  The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.  The Default Rate is imposed as liquidated damages for the purpose of defraying the Holder’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Holder’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Holder may employ.  In addition, the Default Rate reflects the increased credit risk to the Holder of carrying a loan that is in default.  The Borrower agrees that Default Rate is reasonable forecasts of just compensation for anticipated and actual harm incurred by the Holder, and that the actual harm incurred by the Holder cannot be estimated with certainty and without difficulty.

3.                                       Conversion.

3.1                                 Upon Merger.  If the Company consummates the merger of the Company and QuaTech, Inc. prior to February 3, 2006 in a manner satisfactory to Lender (the “Qualifying Merger”), then, simultaneously with the effective date of the Qualifying Merger, the Outstanding Amount of this Note shall automatically be converted into 3,289,473 registered shares of the Company’s common stock as of the effective date of the Qualifying Merger (“Common Stock”).  In addition, Company acknowledges that upon the date of the Qualifying Merger, the Company will give to the Holder a Conversion Incentive (as such term is defined in the Loan Agreement dated the date hereof between Holder and Company).

4.                                       Conversion Procedure.

4.1                                 Notice of Conversion.  Before the Holder shall be entitled to convert this Note into securities pursuant to Section 3, it shall surrender this Note at the office of the Company.  Upon surrender of this Note, the Holder shall indicate the name or names in which the certificate or certificates for shares of Common Stock are to be registered.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

4.2                                 Delivery of Stock Certificates.  As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock, as applicable, issuable upon such conversion.

4.3                                 Mechanics and Effects of Conversion.  No fractional shares shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below.  Upon the conversion of this Note the Holder shall surrender this Note, duly endorsed, at the principal office of the Company.  At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above.

5.                                       Events of Default.  An “Event of Default” means the occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary, or effected by operation of law).  If any of the following Events of Default shall occur:

(a)                                  The Company fails to pay when due principal or interest on the Notes.

(b)                                 The Company or any of its subsidiaries shall (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of it or of all or a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code of the United States (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code of the United States or other applicable bankruptcy law or (vii) take any corporate action for the purpose of effecting any of the foregoing;

(c)                                  Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the Company or any of its subsidiaries:  the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such entity or of all or any substantial part of its assets, or other like relief in respect of such entity under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; and, if the proceeding is being contested in good faith by such entity, the same shall continue undismissed, or unstayed and in effect for any period of forty-five (45) consecutive days, or an order for relief against such entity shall be entered in any case under the Federal Bankruptcy Code of the United States or other applicable bankruptcy law;

(d)                                 The Company is in default under any of the Loan Documents (as defined in the Loan Agreement).

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived, the Holder may declare by notice to the Company the Outstanding Amounts of the Note to be immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (b) or (c) above, then the Outstanding Amounts of the Note shall be immediately due and payable without the necessity of any action by the Holders or notice to the Company.

6.                                       Information Rights.  For so long as this Note remains outstanding, the Company shall provide to Holder copies of all financial statements, including Company balance sheets, statements of income and cash flow statements, which are provided to the stockholders of the Company.

7.                                       Modification of Note.  The terms of the Note may be amended, modified, supplemented, changed, waived or altered in any respect upon receipt of the consent in writing from the Holder and of the Company, which amendment, modification, supplement, change, waiver or alteration shall be binding upon and apply to the Holder of the Note.

8.                                       Miscellaneous.

8.1                                 Binding Benefit.  This Note, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.2                                 No Waiver.  No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any occasion be deemed a bar to, or waiver of, the same or any other right on any future occasion.

8.3                                 Waivers by the Company.  The undersigned and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notice of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral available to the Holder, if any, and to the additions or releases of any other parties or persons primarily or secondarily liable.

8.4                                 Rights of Action; Remedies.  All rights of action with respect to this Note are vested in the Holder, and the Holder may enforce against the Company its right to convert this Note into shares of capital stock of the Company in the manner provided in this Note.  The Company stipulates that the remedies at law of the Holder in the Event of any Default or threatened Event of Default by the Company in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

8.5                                 Loss or Mutilation.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company at its expense will execute and deliver, in lieu hereof, a new Note of like tenor.

8.6                                 Governing Law.  All rights and obligations under this Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

DPAC TECHNOLOGIES CORP.

By:
Name:
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